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                               American Financial
                                  Realty Trust

Muriel Lange                            Anthony DeFazio
Investor Relations                      Media Relations
(215) 887-2280 (X3023)                  (215) 887-2280 (X2919)
Email:  mlange@afrt.com                 Email: adefazio@afrt.com

      American Financial Realty Trust Announces 2006 Second Quarter Results

JENKINTOWN, Pa. August 8, 2006--American Financial Realty Trust (AFR) (NYSE:AFR), today reported financial results for the second quarter ended June 30, 2006. The Company reported second quarter revenues from continuing operations of $141.7 million, an increase in revenue of approximately $21.2 million compared to the second quarter of 2005, and $2.1 million better than the first quarter of 2006. The primary improvement over prior year resulted from approximately $18.5 million of incremental rent and operating expense reimbursement revenues from new acquisitions.

Second quarter adjusted funds from operations ("AFFO") were $72.1 million, an increase over the first quarter of $40.8 million, which includes $46.1 million in net gains on proceeds from the Resnick sale, and which is net of $2.1 million of charges related to the impairment of certain leasehold obligations, broken deal and repositioning costs incurred during the quarter.

The weighted average diluted common shares and Operating Partnership units outstanding were 131.8 million for the period.

2006 Second Quarter Dividend

AFR declared a quarterly dividend for shareholders of beneficial interest of $0.27 per share totaling $35.9 million. The dividend was paid on July 21, 2006, to shareholders of record and Operating Partnership unitholders on July 1, 2006.

Highlights

Lewis S. Ranieri, Chairman of the Board of Trustees for AFR, said, "The Company continues to work diligently on ways to maximize shareholder value and will announce a set of strategic decisions toward that end in the near future. While we are conducting this review, we continue to focus on our previously stated objectives of non-core asset dispositions, improving core operating performance through leasing and operating expense control as outlined in this press release. "

Nicholas S. Schorsch, President and Chief Executive Officer, said, "This quarter demonstrated our continuing focus on our real estate portfolio and the improvement of our core operating performance through the disposition of 43 non-core properties (exclusive of the Resnick asset sale), while at the same time completing a major transaction in partnership with our new joint venture partner Dillon Read that resulted in the acquisition of 236 fully occupied net leased bank branches from Citizens Bank. The unique nature of the mix of these assets, Dillon Read's capital base and AFR's branch banking real estate capabilities came together perfectly in completing this $317 million acquisition."

      Occupancy: Stable occupancy was 86.5% as of June 30, 2006. Stable occupancy, benchmarked to the prior quarter total occupancy, was up 0.6%. Total Portfolio occupancy for the current period was 86.2%, up 0.3% from the March quarter. Same Store occupancy for the period was 89.2%.

      Recapture space: This quarter the Company recaptured approximately 101,000
      square  feet  under  contract  terms.  Total  potential   recapture  space
      remaining in three portfolios is approximately 499,000 square feet.

      Acquisitions: At the end of the quarter, the Company closed on the first installment of 120 out of a pool of 236 net leased bank branches from Citizens Bank, aggregating approximately 476,000 rentable square feet. The properties were 100% occupied at an overall capitalization rate of 7.0%. The remainder of the properties closed early in the third quarter. These assets were acquired in a joint venture with Dillon Read, a new institutional resource for AFR. The Company will retain approximately a 25.4% interest in the venture's net cash flow and act as the venture's manager, for which it will receive both a management fee and promoted interests. Total equity capital committed by the Company to the acquisition of all 236 properties was approximately $19.7 million, net of lender reserves of $3.9 million.

      During the quarter, the Company directly acquired 12 properties aggregating approximately 80,400 rentable square feet, for a net purchase price of approximately $20.8 million. A majority of these properties are bank branch facilities, acquired under sale leaseback transactions, and are 100% occupied with terms ranging from ten to twenty years, at an overall capitalization rate of 7.27%.

      Leasing: Activity for the quarter added approximately 255,400 square feet of new occupied space with average rent per square foot of $14.76, generating approximately $3.8 million on an annualized basis. Associated tenant improvement costs, calculated on a weighted average lease term of
      8.2 years, were $1.50 per square foot per year. Additionally during the quarter a new sublease was signed for approximately 25,800 square feet at Harborside Plaza.

      Dispositions: Excluding the Resnick strategic asset sale, the Company generated gross proceeds of approximately $64.9 million from the disposition  of  43  non-core  properties  which  were  approximately  64%
      occupied at the time of sale, comprising approximately rentable 911,000 square feet and resulting in net proceeds of $48.8 million. The dispositions eliminated approximately 328,000 square feet of vacant space, eliminated or defeased approximately $25.9 million of property level debt and improved actual future quarter net operating income by $0.4 million through the elimination of carrying costs from the vacant space. These dispositions will result in improving future period operating margins by approximately 39 basis points.

      Consistent with our program to actively manage our debt portfolio, the debt related to these dispositions had an average constant of 7.30%, which was above the Company's average debt constant of 6.93%. This debt reduction resulted in a $0.9 million prepayment charge. Included in the $25.9 million of debt prepayment was $7.5 million from an "in-kind" defeasance; there was no charge taken for this defeasance since it was not an extinguishment of the debt.

      Strategic Repositioning: As a part of the Company's strategic repositioning it closed on the previously announced sale of five assets to Resnick Development Corp. The sale of these assets, in addition to realizing approximately $46.1 million in gains, net of related defeasance costs, lowered our net debt to asset ratio by 140 basis points.

Second Quarter Results

The Company reported adjusted funds from operations ("AFFO")(1) of $21.6 million in the second quarter of 2006, before net gains and inclusive of $2.1 million of expenses related to the impairments of leasehold interests and costs related to the Company's repositioning measures. For the three months ended June 30, 2006, the Company's weighted average diluted common shares and Operating Partnership units outstanding totaled 131.8 million. The Company reported net income of $13.5 million, or $0.10 per share for the second quarter of 2006, compared to a net loss of $(23.4) million or $(0.19) per share in the first quarter of 2006 and a net loss of $(25.2) million or $(0.21) per share reported in the second quarter of 2005. The Company's net income is largely attributable to a gain from discontinued operations, which totaled $46.1 million resulting from a strategic disposition in the second quarter of 2006.

Funds from operations ("FFO")(2), including gains on sales of assets, was $55.2 million, or $0.42 per share, an increase of $36.5 million over the first quarter of 2006, when FFO was $18.7 million or $0.14 per share and an increase of $42.3 million or $0.32 from $12.9 million reported in the second quarter of 2005. Excluding gains, FFO, computed in accordance with the


----------
(1)The Company calculates AFFO by subtracting from or adding to FFO (i) non-real estate related depreciation and amortization, (ii) un-reimbursable recurring capital expenditures associated with the ongoing operation of real property and tenant improvement allowances and leasing commissions associated with the re-leasing of previously occupied non-bank tenanted spaces, which occurred during the period, (iii) straight-lining of rents and fee income, and (iv) amortization of various deferred costs. The SEC classifies AFFO as a non-per share reportable statistic and as such the Company does not report AFFO on a per share basis. Please see the section that follows on "Non-GAAP Financial Measures" for a further description of the Company's use of NAREIT FFO, FFO and AFFO.

(2)The Company calculates FFO pursuant to an alternative definition that includes both gains and losses, including impairments taken in anticipation of the sale of real estate property. The Company includes gains and losses from property sales in its definition of FFO because it believes that strategic disposition of properties is a significant component of its business model and that gains (and losses) from property sales, as well as impairments taken in anticipation of such sales, demonstrate (in part) the Company's execution of its business model. The Company also believes that an inclusive presentation of gains, losses and impairments in FFO more accurately reflects the Company's overall performance. The Company's definition of FFO differs from NAREIT FFO only with respect to its treatment of gains and losses from property sales.

definition of the National Association of Real Estate Investment Trusts ("NAREIT FFO")(3), was $(8.2) million or ($0.06) per share.

EBITDA decreased by $1.9 million or 3.2% from first quarter of 2006 and increased by approximately $10.3 million or 21.5% over the second quarter of 2005. The decrease from the first quarter was primarily due to special charges of $1.2 million related to additional impairment charges of certain leasehold obligations compared to the first quarter, the closing of the Company's London office and costs related to banking and consulting fees related to the Company's repositioning plan. The decrease is also attributable to certain lease true-up adjustments recorded in the second quarter of approximately $0.5 million relating primarily to real estate taxes and non-billable expenses in addition to higher payroll costs and professional fees of approximately $0.5 million.

MG&A expenses increased $1.0 million compared to the first quarter 2006, resulting from costs incurred in developing our repositioning plan, the closing of our London office, higher internal audit fees related to additional internal audit services currently being performed and additional staff in our information technology area primarily to support the enterprise resource planning system.

Property net operating income remained constant compared to the prior quarter excluding the effect of special charges related to the impairments of leasehold interests of $1.1 million and $0.9 million incurred in the second and first quarters, respectively, which were classified as property operating expenses.

Interest expense from continuing operations is $(1.4) million higher than the prior quarter. This increase is related to an additional day of interest in the current period of $(0.4) million, higher amortization of deferred financing costs of $(0.1) million, an increase in the interest rates on floating rate debt of $(0.2) million and $(0.7) million of higher interest on debt balances which increased just at the end of the first quarter.

Portfolio and Tenant  Overview

The following table provides portfolio statistics on the AFR portfolio as of June 30, 2006, with comparisons to the portfolio as of March 31, 2006. The portfolio statistics report the Company's consolidated joint venture properties, including the State Street Financial Center that is 70% owned by the Company, as if such properties were 100% owned by the Company. The table excludes the Company's unconsolidated partnership investment with Dillon Read in the portion of the Citizens Bank portfolio that was acquired by the joint venture on June 29, 2006.


----------
(3) NAREIT FFO is defined as net income (loss) before minority interest, in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization
(excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.

-----------------------------------------------------------------------------
                                               As of             As of
                                             June 30,          March 31,
                                               2006               2006
-----------------------------------------------------------------------------
Number of Properties(1)                        1,142            1,178(1)
-----------------------------------------------------------------------------
-- Branches                                     669               679
-----------------------------------------------------------------------------
-- Office Buildings                             448               470
-----------------------------------------------------------------------------
-- Land                                         25                 29
-----------------------------------------------------------------------------
Number of States                              38 & DC           39 & DC
-----------------------------------------------------------------------------
Total Square Feet                           35,169,201         37,147,132
-----------------------------------------------------------------------------
-- Branches                                  4,672,492         4,694,904
-----------------------------------------------------------------------------
-- Office Buildings                         30,496,709         32,452,228
-----------------------------------------------------------------------------
Occupancy
-----------------------------------------------------------------------------
--Total Occupancy                              86.2%             85.9%
-----------------------------------------------------------------------------
--Stable Occupancy                             86.5%             87.4%
-----------------------------------------------------------------------------
--Same Store Occupancy                         89.2%             89.2%
-----------------------------------------------------------------------------
% Rent from Financial Institutions             84.8%             85.6%
-----------------------------------------------------------------------------
% Rent from "A-" Rated Tenants                 81.5%             82.9%
-----------------------------------------------------------------------------
% Rent from Net Leases                         81.6%             83.2%
-----------------------------------------------------------------------------
Lease Expirations (within 1 year)              1.4%               2.0%
-----------------------------------------------------------------------------
Average Remaining Lease Term (years)           12.8               13.1
-----------------------------------------------------------------------------
Average Remaining Debt Term (years)            10.6               11.0
-----------------------------------------------------------------------------
% Fixed Rate Debt to Total Debt                87.9%             88.7%
-----------------------------------------------------------------------------

(1)Land is now included in Total Number of Properties

Balance Sheet

As of June 30, 2006, the Company's total debt (net of cash and certain escrow balances) to adjusted enterprise value (net debt and equity market capitalization) was 69.4%, an increase over the previous quarter resulting from a changing share price. The ratio of net debt to total real estate investments and real estate intangibles (at cost) was 67.0%, an improvement of 160 basis points.

As of June 30, 2006, the Company had total indebtedness of approximately $3.0 billion, with a weighted average remaining term of 10.6 years and a weighted average interest rate (including amortized hedging costs) of 5.73%. Debt decreased by approximately $282.3 million, $231.4 million resulting from the Resnick asset sale, the balance primarily resulting from our non-core asset disposition program, the payoff of the mortgage on One Montgomery, which expired in June, and scheduled principal amortization. The debt comprising the Resnick sale portfolio had an average constant of 8.05%. As such this disposition improved our overall portfolio cost of debt by reducing our average debt constant by 8 basis points.

In June, the Company repaid $19.0 million in debt relating to the maturity of the One Montgomery Street property level debt. The Company also repaid another $0.7 million property level loan at maturity during the quarter.

Conference Call

As the Company's Chairman has previously stated, the Company is engaged in a review and evaluation of a number of ways to enhance shareholder value. The Company is postponing its previously scheduled conference call until a date in the near future, when it will be prepared to more completely discuss this review and the decisions resulting from it.

Supplemental Quarterly Financial and Operating Data

American Financial publishes supplemental quarterly financial and operating data, which can be found under the Investor Relations section of the Company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO is helpful to investors as a measure of the Company's performance as an equity REIT because it provides investors with an understanding of the Company's operating performance and profitability. The Company includes gains and losses from property sales in its definition of FFO because it believes that the strategic disposition of properties is a significant component of the Company's business model, and that gains and losses from dispositions demonstrate (in part) the Company's execution of its business model. FFO is a non-GAAP financial measure commonly used in the REIT industry, and therefore this measure may be useful in comparing the Company's performance with that of other REITs. However, the Company's definition of FFO differs from NAREIT FFO (which is also disclosed by the Company) and investors should take definitional differences into account when comparing FFO reported by other REITs (including particularly those REITs that exclude gains and losses from property sales in their definition of FFO). Additionally, FFO and FFO per share should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that AFFO is helpful to investors as a measure of its liquidity position, because, along with cash flows from operating activities, this measure provides investors with an understanding of its ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company's use of AFFO may assist investors in comparing the Company's liquidity position with that of other REITs. The Company's definition of AFFO differs from that of other equity REITs and investors should take definitional differences into account when comparing AFFO reported by other REITs (including particularly those REITs that exclude gains and losses from property sales in their definition of AFFO).

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization is also helpful to investors as a measure of the Company's performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "expects," "anticipates," "estimates," "intends," "believes" and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company's ability to maintain and increase occupancy; the Company's ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company's ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Financial Statements

The attached financial statements and data are presented to supplement the Company's audited and unaudited regulatory filings and should be read in conjunction with those filings. The unaudited financial data presented herein is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. This financial data was prepared prior to the Company's auditors completing their audit. As such, data otherwise contained in future regulatory filings covering this same time period may differ from the data presented herein. The Company does not accept responsibility for highlighting these changes in its subsequent filings.

                         AMERICAN FINANCIAL REALTY TRUST

                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2006 and December 31, 2005
            (Unaudited in thousands, except share and per share data)

                                                                                     June 30,            December 31,
                                                                                       2006                  2005
                                                                                 -----------------      ----------------
Assets:

Real estate investments, at cost:

Land                                                                             $        473,870       $       475,457
Land held for development                                                                  18,930                24,563
Buildings and improvements                                                              2,658,484             2,645,618
Equipment and fixtures                                                                    400,768               401,661
Leasehold interests                                                                         9,283                 9,579
Investment in joint venture                                                                19,876                    --
                                                                                 -----------------      ----------------

Total real estate investments, at cost                                                  3,581,211             3,556,878
Less accumulated depreciation                                                            (324,688)             (260,852)
                                                                                 -----------------      ----------------

Total real estate investments, net                                                      3,256,523             3,296,026
Cash and cash equivalents                                                                  82,707               110,245
Restricted cash                                                                            83,309                73,535
Marketable investments and accrued interest                                                 3,676                 3,353
Pledged government securities, net                                                          7,349                    --
Tenant and other receivables, net                                                          61,392                51,435
Prepaid expenses and other assets                                                          40,977                37,789
Assets held for sale                                                                      103,651               341,338
Intangible assets, net of accumulated amortization of $82,480 and $64,369                 612,658               642,467
Deferred costs, net of accumulated amortization of $18,163 and $13,179                     72,127                67,388
                                                                                 -----------------      ----------------

Total assets                                                                     $      4,324,369       $     4,623,576
                                                                                 =================      ================


Liabilities and Shareholders' Equity:

Mortgage notes payable                                                           $      2,377,605       $     2,467,596
Credit facilities                                                                         223,713               171,265
Convertible notes, net                                                                    446,239               446,134
Accounts payable                                                                            4,979                 4,350
Accrued interest expense                                                                   18,803                19,484
Accrued expenses and other liabilities                                                     67,524                55,938
Dividends and distributions payable                                                        35,876                35,693
Below-market lease liabilities, net of accumulated amortization of $10,040
     and $8,912                                                                            61,966                67,613
Deferred revenue                                                                          191,632               150,771
Liabilities related to assets held for sale                                                10,731               243,665
                                                                                 -----------------      ----------------

Total liabilities                                                                       3,439,068             3,662,509
                                                                                 -----------------      ----------------


Minority interest                                                                          48,425                53,224
Shareholders' equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and
       outstanding at June 30, 2006 and December 31, 2005                                      --                    --
Common shares, 500,000,000 shares authorized at $0.001 per share,
129,511,868 and
       128,712,181 issued and outstanding at June 30, 2006 and December 31,
2005, respectively                                                                            130                   129
Capital contributed in excess of par                                                    1,378,797             1,371,648
Accumulated deficit                                                                      (537,193)             (457,313)
Accumulated other comprehensive loss                                                       (4,858)               (6,621)
                                                                                 -----------------      ----------------

Total shareholders' equity                                                                836,876               907,843
                                                                                 -----------------      ----------------

Total liabilities and shareholders' equity                                       $      4,324,369       $     4,623,576
                                                                                 =================      ================


                         AMERICAN FINANCIAL REALTY TRUST

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                Three and Six Months Ended June 30, 2006 and 2005
               (Unaudited and in thousands, except per share data)

                                                                        Three Months Ended           Six Months Ended
                                                                             June 30,                    June 30,
                                                                       ----------------------     ------------------------
                                                                         2006         2005          2006          2005
                                                                       ---------    ---------     ---------     ----------
Revenues:
     Rental income                                                    $   91,664   $   77,480    $  182,243    $   149,183
     Operating expense reimbursements                                     48,489       41,249        94,995         82,398
     Interest and other income, net                                        1,507        1,806         2,538          2,379
     Equity income from joint venture                                         19           --            19             --
                                                                      ------------ ------------  ------------  -------------
Total revenues                                                           141,679      120,535       279,795        233,960
                                                                      ------------ ------------  ------------  -------------
Property operating expenses                                               72,927       59,513       142,455        117,752
                                                                      ------------ ------------  ------------  -------------
Property net operating income                                             68,752       61,022       137,340        116,208

Expenses:
     Marketing, general and administrative                                 7,370        5,607        13,722         11,200
     Broken deal costs                                                       124          192           132            940
     Amortization of deferred equity compensation                          2,765        2,788         5,322          5,550
     Severance and related accelerated amortization of
        deferred compensation                                                282        4,503           282          4,503
                                                                      ------------ ------------  ------------  -------------
EBITDA                                                                    58,211       47,932       117,882         94,015
                                                                      ------------ ------------  ------------  -------------

     Interest expense on mortgages and other debt                         46,569       35,501        91,753         68,272
     Depreciation and amortization                                        44,632       37,697        90,047         72,605
                                                                      ------------ ------------  ------------  -------------
Loss before net loss on  investments,  gain on sale of
   properties in continuing operations, minority interest and
   discontinued operations                                               (32,990)     (25,266)      (63,918)       (46,862)
Net loss on investments                                                       --         (530)           --           (530)
Net gain on disposal of properties in continuing operations                  349          122           807            122
                                                                      ------------ ------------  ------------  -------------
Loss from continuing operations before minority interest                 (32,641)     (25,674)      (63,111)       (47,270)
Minority interest                                                          1,735        1,275         2,879          2,503
                                                                      ------------ ------------  ------------  -------------
Loss from continuing operations                                          (30,906)     (24,399)      (60,232)       (44,767)
                                                                      ------------ ------------  ------------  -------------

Discontinued operations:
Loss from operations, net of minority interest of $147, $64, $151 and $187 for the three and six months ended June 30, 2006 and
   2005, respectively                                                     (5,663)      (2,442)       (5,821)        (7,072)
Yield maintenance fees, net of minority interest of $296, $3, $352 and $3 for the three and six months ended June 30, 2006 and
   2005, respectively                                                    (11,412)        (120)      (13,553)          (120)
Net gains on disposals, net of minority interest of $1,595, $48,
   $1,808 and $123 for the three and six months ended June 30,
   2006 and 2005, respectively                                            61,438        1,810        69,655          4,667
                                                                      ------------ ------------  ------------  -------------
Income (loss) from discontinued operations                                44,363         (752)       50,281         (2,525)
                                                                      ------------ ------------  ------------  -------------
Net income (loss)                                                     $   13,457   $  (25,151)   $   (9,951)   $   (47,292)
                                                                      ============ ============  ============  =============
Basic and diluted income (loss) per share:
From continuing operations                                            $    (0.24)  $    (0.21)   $    (0.47)   $     (0.40)
From discontinued operations                                                0.34          --           0.39          (0.02)
                                                                      ------------ ------------  ------------  -------------
Total basic and diluted income (loss) per share                       $     0.10   $    (0.21)   $    (0.08)   $     (0.42)
                                                                      ============ ============  ============  =============

Set forth below is a reconciliation of our calculations of FFO and AFFO to net loss (unaudited, in thousands except per share data):


                                                                               Three Months Ended              Six Months Ended
                                                                                    June 30,                        June 30,
                                                                          --------------------------      --------------------------
                                                                             2006            2005            2006            2005
                                                                          ---------       ----------      ----------      ----------
Funds from operations (NAREIT defined):
     Net loss                                                             $  13,457       $ (25,151)      $  (9,951)      $ (47,292)
     Add:
          Minority interest - Operating Partnership                             350            (695)           (272)         (1,402)
          Depreciation and amortization                                      42,430          40,083          85,952          77,607
     Less:
          Non-real estate depreciation and amortization                        (954)           (338)         (1,738)           (626)
          Amortization of fair market rental adjustment, net                    (53)         (1,047)            (94)         (1,018)
          Net gains from disposals, net of income taxes                     (63,382)         (1,979)        (72,270)         (4,912)
                                                                          ---------       ----------      ----------      ----------
     Funds from operations (NAREIT defined)                               $  (8,152)      $  10,873       $   1,627       $  22,357
                                                                          ---------       ----------      ----------      ----------
     Funds from operations - diluted per share                            $  (0.062)      $   0.088       $   0.012       $   0.187
                                                                          ---------       ----------      ----------      ----------
------------------------------------------------------------------------------------------------------------------------------------
Funds from operations (AFR defined):
     Funds from operations (NAREIT defined)                               $  (8,152)      $  10,873       $   1,627       $  22,357
     Add:
          Net gains from disposals, net of income taxes                      63,382           1,979          72,270           4,912
                                                                          ---------       ----------      ----------      ----------
     Funds from operations (AFR defined):                                 $  55,230       $  12,882       $  73,897       $  27,269
                                                                          ---------       ----------      ----------      ----------
     Funds from operations - diluted per share                            $   0.419       $   0.104       $   0.560       $   0.228
                                                                          ---------       ----------      ----------      ----------
------------------------------------------------------------------------------------------------------------------------------------
Adjusted funds from operations:
     Funds from operations (AFR defined)                                  $  55,230       $  12,852       $  73,897       $  27,269
     Add:
          Non-real estate depreciation and amortization                         954             338           1,738             626
          Reverse straightline rental income                                 10,342          11,810          20,111          23,869
          Amortization of deferred compensation                               2,765           2,788           5,321           5,550
          Amortization of deferred costs and interest
             rate cap adjustment                                              6,571           1,532           9,136           3,687
          Straightline fee income                                               (66)            949             403           1,798
          Accelerated amortization of deferred
             compensation - severance                                            --           3,026              --           3,026
     Less:
          Straightline rental income                                         (2,344)         (2,240)         (4,664)         (4,586)
          Recurring capex and tenant improvements                            (1,337)             --          (2,375)             --
          Amortization of tenant improvements and
             leasing commissions                                                 --            (556)             --          (1,000)
          Capital expenditure reimbursement revenue                             (28)             --            (145)             --
                                                                          ---------       ----------      ----------      ----------
     Adjusted funds from operations                                       $  72,087       $  30,499       $ 103,422       $  60,239
                                                                          ---------       ----------      ----------      ----------
------------------------------------------------------------------------------------------------------------------------------------

     Quarterly dividend                                                   $  35,876       $  35,612       $  71,758       $  66,643
     AFFO / quarterly dividend                                                 2.01x           0.86x           1.44x           0.90x